Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (the “Amendment No. 1”) is entered into and effective as of August 1, 2005, by and between Advanced Cell Technology, Inc. (“ACT”) and Michael D. West (“WEST”).

RECITALS

A.            ACT and WEST entered into that certain Employment Agreement dated December 31, 2004 (the “Original Agreement”).

B.            ACT and WEST desire to amend certain provisions of the Original Agreement pursuant to the terms and conditions of this Amendment No. 1.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, ACT and WEST hereby agree as follows:

1.             Section 4.    The second sentence of Section 4 (entitled “Stock Options”) is hereby amended and restated in its entirety and replaced by the following sentence:

The Options will vest over four (4) years commencing as of December 31, 2004, as follows:  The shares subject to the Option shall vest 1/48th per month at the end of each full month of employment.

2.             Remaining Provisions.  Subject to the terms and conditions of this Amendment No.1, the remaining provisions of the Original Agreement shall remain in full force and effect and the miscellaneous provisions are incorporated herein by this reference.

3.             Entire Agreement.   This Amendment No. 1 and the Original Agreement (and any related agreement pertaining to the grant of the Option) constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first written above.

ADVANCED CELL TECHNOLOGY, INC.

By:	/s/ William Caldwell, IV
William Caldwell, IV
CEO

/s/ Michael D. West
Michael D. West